Exhibit 99.1

News Release

Contact: Steve Stuber - Investor Relations - 952-828-8461 - srstuber@wgo.net

Media Contact: Sam Jefson - Public Relations Specialist – 641-585-6803 - sjefson@wgo.net

WINNEBAGO INDUSTRIES ANNOUNCES PRICING OF $300.0 MILLION AGGREGATE PRINCIPAL AMOUNT OF SENIOR SECURED NOTES

FOREST CITY, IOWA, June 30, 2020 — Winnebago Industries, Inc. (NYSE: WGO) (the “Company”), a leading outdoor lifestyle product manufacturer, announced today that it has priced $300.0 million in aggregate principal amount of 6.250% senior secured notes due 2028 (the “Notes”). The Company intends to use approximately $253.5 million of the proceeds of the offering to repay in full its obligations under its term loan facility. The remainder of the proceeds of the offering shall be used for general corporate purposes and to pay related fees and expenses. The closing of the offering is anticipated to take place on or about July 8, 2020, subject to customary closing conditions.

The Notes and the related guarantees are being offered and sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act or any state securities laws, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or a solicitation of an offer to buy the Notes and the related guarantees or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Winnebago Industries

Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Newmar and Chris-Craft brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motorhomes, travel trailers, fifth wheel products and boats. Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota and Florida. The Company's common stock is listed on the New York Stock Exchange and traded under the symbol WGO.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of important factors could cause the Company’s actual results to differ materially from these statements, including, but not limited to, risks relating to the offering of the Notes and the related guarantees, increases in interest rates, availability of credit, low consumer confidence, availability of labor, significant increases in repurchase obligations, inadequate liquidity or capital resources, availability and price of fuel, a continued slowdown in the economy, increased material and component costs, availability of chassis and other key component parts, sales order cancellations, slower than anticipated sales of new or existing products, new product introductions by competitors, the effect of global tensions, integration of operations relating to merger and acquisition activities, business interruptions, any unexpected expenses related to our enterprise resource planning system, the impact of potential information technology, cybersecurity or data security breaches, risks related to compliance with debt covenants and leverage ratios, impacts of public health crises, such as COVID-19, and other factors. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019 and subsequent quarterly reports on Form 10-Q, copies of which are available from the SEC or from the Company upon request. You should not rely upon forward-looking statements as predictions of future events. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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